Exhibit 10.13

[Cautionary Note: This Agreement has been translated into English from the original Chinese language version.]

Distribution Agreement

Party A: Shenzhen New Media Consulting Co., Ltd.

Party B: Nanjing Cultural Development Co., Ltd.

In order to clarify the respective rights, responsibilities and obligations of Party A and Party B in connection with the distribution of China Marketing and China Business & Trade, both parties agreed to enter into this agreement which is in accordance with the principle of mutual benefit and common development.

I. Scope of Cooperation:

1) Party A authorizes Party B as the sole distribution agent of the “Case edition” and “Channel edition” of China Marketing and China Business and Trade in the territory of Nanjing municipal area (not including post offices) and Party B is responsible for the distribution matter within such area. Party A will support Party B to achieve a good performance in the regional marketing and promotion and guarantee the legitimate rights and interests of Party B during the term of this agreement.

2) If there is an area within the authorized distribution territory that Party B is unable to enter into, Party A can enter to such area through other valid methods. However, Party A must inform Party B in advance of Party A’s methods of entering and the quantities of selling. The appointment of sub- distributor of Party B must be obtained the approval from Party A before the appointment.

II. Term of Agreement:

3)  The validity period of this agreement is from January 2006 through December 2006. The agreement would be renewed automatically if there is no opposition raised by either party at least one month before the expiration of this agreement.

III. Revenue Settlement Discount

4) Generally, Party B would receive 40% of total proceeds generated from the sales for both “Case edition” and “Channel edition” of China Marketing and China Business & Trade.

IV. Settlement Methods

5) Both parties confirm that based on the settlement discount stated in this agreement, Party B will remit the due payment in full to the account of Party A before the delivery of the magazines to Party B each month (the proof of money wiring must be provided by fax). In the case of payment default by Party B, Party A has a right to terminate the supply of magazines.

V. Sales Target

6) The annul selling amount shall be increased by 5% from that of year 2005. Within the validity period of this agreement, if Party B’s sale drops by 20% in a single month or dropped by 10% for three consecutive months without valid reasons, Party A has the right to terminate this agreement.

VI. Supervision of Sale

7) Both parties reached a bilateral consent that from the commencement of this agreement, Party B has the obligations to assist Party A in preserving the market order and refraining from dumping the magazines. If Party B committed in dumping the magazines into the market, Party A will warn Party B for the first time. In the case of reoccurrence, Party A has the right to suspend the principal-agent relationship with Party B. In the case that Party B suffers losses from the dumping activities, Party A is obligated to assist Party B to find out the source of such action and provide the proper solution.

VII. Sales Information and Feedback

8) Party B, as the distribution agent should on behalf of Party A to provide the after-sale services and feedback in a prompt manner: (i) Party B is obligated to provide the information with respect to the distribution channels and sub-distribution agents in its authorized territory to Party A. If Party B fails to provide such information, Party A can launch their sale activities in that region. (ii) Party B is obligated to provide the information regarding distribution flow, number of sale and marketing information to Party A. If Party B fails to provide the required information continuously for three or four issuances within a year, Party A could terminate the agreement.

VIII. Management of Issuing and Returned magazine

9) By the 10th and 25th days of each month, Party B shall inform Party A the number of publications to be delivered for the next issuance and the delivery information by fax or email. Shall Party B fail to provide such information to Party A on a timely basis, Party A will deliver the same quantity as last month to the same locations, any losses caused by the shortage or over-supply shall be taken by Party B.

10) Number of returned magazines should be counted once every six months (at the end of June and at the beginning of January). Party B should clearly indicate the numbers of the return to Party A. Party B shall take the responsibility for any loss caused by Party B’s failure to provide such information, such information to Party A. The price of returning magazines could be used to offset the due payment of Party B. Party B shall be responsible for the expenses in connection with the return of unsold magazines.

IX. For matters not covered by this agreement, both parties may reach supplemental agreements, which shall have the same legal effect as this agreement.

X.  The agreement has two originals, one for each party.

Party A: Shenzhen New Media Consulting Co., Ltd.

Representative of Party A: (signature)
(Corporate Seal)

Date: February 8, 2006

Party B: Nanjing Cultural Development Co., Ltd

Representative of Party B: (signature)
(Corporate Seal)

Date: February 8, 2006